PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Announces Third Quarter 2004 Results

— $3.9 million in Operating Earnings for the Quarter —

Montreal, Quebec, November 4, 2004 - Optimal Group Inc. (NASDAQ:OPMR), today announced its financial results for the third quarter ended September 30, 2004. All references are to U.S. dollars.

Revenues for the third quarter ended September 30, 2004 were $31.2 million compared to $2.2 million in the third quarter ended September 30, 2003. Operating earnings were $3.9 million for the third quarter ended September 30, 2004 compared to a loss of $1.7 million for the corresponding year-earlier period. Optimal defines operating earnings as earnings before stock-based compensation, amortization, foreign exchange and income taxes. Net earnings for the third quarter ended September 30, 2004 was $0.1 million or $0.01 per share, which includes amortization of stock-based compensation of $1.9 million or $0.09 per share. The net loss for the comparable year-earlier period was $2.1 million or $0.14 per share, which did not include any stock-based compensation expense.

Effective January 1, 2003, Optimal adopted the fair value-based method to account for stock-based compensation. Excluding the expensing of non-cash stock-based compensation, Optimal’s net earnings for the quarter would be $2.0 million or $0.09 per share.

Revenues for the nine-months ended September 30, 2004 were $65.5 million compared to $6.4 million in the nine-months ended September 30, 2003. Operating earnings were $0.8 million for the nine-months ended September 30, 2004 compared to a loss of $4.7 million for the corresponding year-earlier period. Net loss for the nine-months ended September 30, 2004 was $9.7 million or $0.50 per share, which includes amortization of stock-based compensation of $3.8 million or $0.20 per share. The net loss for the comparable year-earlier period was $3.3 million or $0.22 per share. If stock-based compensation was not expensed, Optimal’s net loss for the nine-months ended September 30, 2004 would be $5.9 million or $0.30 per share.

Optimals’ financial results include the following transactions, all of which are reflected in the current and comparative financial results:

  On July 1, 2004, Optimal acquired National Processing Services LLC, a payments processing company;
  On April 8, 2004, Optimal sold its former U-Scan® self-checkout business, currently reported as discontinued operations;
  On April 6, 2004, Optimal acquired Terra Payments Inc, a payments processing company;
  On February 27, 2004, Optimal acquired the depot and field services division of Systech Retail Systems; and
  On September 30, 2003, Optimal acquired substantially all of the assets of RBA Inc, a depot and field services company.

With the compeletion of these transactions, the third quarter of 2004 represents the first full quarter of financial results that reflect the Optimal’s repositioning as a payments and services company.

Commenting on the announcement, Holden L. Ostrin, Co-Chairman of Optimal, said, “We are pleased with our third quarter results. We have had initial success in executing our strategy of integrating our payments acquisitions, as well as rationalizing our services operations. This quarter represents our first with stable platforms in both our payments and services businesses.”

Mr.  Ostrin continued, “With a current operating margin in excess of 12%, positive cash flow being generated from our operations and with our net cash position of $100 million, we believe that the Company is well positioned for future growth both organically and through acquisitions. Our goal is to consistently increase our operating earnings with the long-term view of creating shareholder value. Our growth strategy includes acquisitions of payment processing volume to add to the over-$2 billion in annual volume currently processed on behalf of our customers, as well as growing our US-based independent sales agent network to add merchants for our payments business.”

Balance Sheet Highlights

Optimal’s balance sheet remains strong. At quarter-end, the Company had:

  cash and short-term investments net of customer reserves, security deposits and bank indebtedness of $100.1 million;
  working capital of $86.6 million; and
  shareholders’ equity of $174.3 million.

Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, divestitures or other business combinations.

Optimal anticipates that its operating earnings for the fourth quarter of 2004 will be in the range of $4.0 million to $4.2 million and that operating earnings for the second half of the year will now be in the range of $7.9 million to $8.1 million. Optimal’s previous guidance for the second half of 2004 was for operating earnings to be in the range of $7.5 million to $8.0 million.

Optimal defines operating earnings as earnings before stock-based compensation, amortization, foreign exchange and income taxes. Operating earnings is presented on the face of the Consolidated Statements of Operations as “Earnings (loss) before undernoted items”. Management believes operating earnings is a relevant measure of our performance. Operating earnings is not a measure of performance under Canadian or U.S. GAAP and should not be considered in isolation or as a substitute for net earnings prepared in accordance with Canadian or U.S. GAAP and therefore may not be comparable to similar measures presented by other companies.

It is the intent of Optimal’s conference call to have the question and answer session limited to institutional analysts and investors. The call can be heard on November 4, 2004 beginning at 4:30 pm EST as an audio webcast via Optimal’s website at www.optimalgrp.com. As well, Optimal invites retail brokers and individual investors to hear the quarter-end conference call replay by dialing 1-800-408-3053 Pass Code: 3107815#. The replay may be heard beginning at 8:30 pm (EST) on November 4, 2004 and will be available for 5 business days.

About Optimal Group Inc.

Optimal Group Inc. is a leading payments and services company with operations throughout North America and the United Kingdom. Through Optimal Payments, we provide technology and services that businesses require to accept credit card, electronic check and direct debit payments. Optimal Payments processes credit card payments for Internet businesses, mail-order/telephone-order and retail point-of-sale merchants, as well as processing checks and direct debits online and by phone. Through Optimal Services Group, we provide depot and field services to retail, financial services and other third-party accounts. For more information about Optimal, please visit the company’s website at www.optimalgrp.com.

David Schwartz
Vice-President, Investor Relations
Optimal Group Inc.
(514) 733-5403 ext. 1429
david@optimalgrp.com

Forward-Looking Statements:

Statements in this release that are "forward-looking statements" are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as the following: our ability to retain key personnel is important to our growth and prospects; we may be unable to find suitable acquisition candidates and may not be able to successfully integrate businesses that may be acquired into our operations; our contracts for hardware maintenance and repair outsourcing services may not be renewed or may be reduced; we rely upon certain customers for a substantial portion of our services revenues; our hardware maintenance and repair outsourcing services business is affected by computer industry trends; our hardware maintenance and repair outsourcing services business operates in a market subject to rapid technological change; our per incident hardware maintenance and repair outsourcing services revenues are variable; the failure of our systems could negatively impact our business and our reputation we operate in a highly competitive market and there is no assurance that we will be able to compete successfully against current or future competitors; we rely on single suppliers for some of our inventory; we may not be able to accurately predict our inventory requirements; our hardware maintenance and repair outsourcing services business may be subject to unforeseen difficulties in managing customers equipment; our hardware maintenance and repair outsourcing services business may fail to price fixed fee contracts accurately; our payments business is at risk of loss due to fraud and disputes; our payments business may not be able to safeguard against security and privacy breaches in our electronic transactions; our payment system might be used for illegal or improper purposes; we must comply with credit card and check clearing association rules and practices which could impose additional costs and burdens on our payments business; we may not be able to develop new products that are accepted by our customers; the failure of our systems, the systems of third parties or the internet could negatively impact our business systems or our reputation; the legal status of internet gaming is uncertain and future regulation may make it costly or impossible to continue processing for gaming merchants; we face uncertainties with regard to lawsuits, regulations and similar matters; increasing government regulation of internet commerce could make it more costly or difficult to continue our payments business; we rely on strategic relationships and suppliers; it may be costly and/or time-consuming to enforce our rights with respect to assets held in foreign jurisdictions; our ability to protect our intellectual property is key to the future growth of our payments business; we operate in a competitive market for our products and services; we rely upon independent sales agents to retain and acquire our customers our business systems are based on sophisticated technology which may be negatively affected by technological defects and product development delays; our payments business relies upon encryption technology to conduct secure electronic commerce transactions; the ability of our payments business to process electronic transactions depends on bank processing and credit card systems; we are subject to exchange rate fluctuations between the U.S. and Canadian dollars; we may be subject to liability or business interruption as a result of unauthorized disclosure of merchant and cardholder data that we store; our business is subject to fluctuations in general business conditions; we may be subject to additional litigation stemming from our operation of the U-Scan self-checkout business.

For further information regarding risks and uncertainties associated with our business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Legal Proceedings" and "Forward Looking Statements" sections of our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC.

All information in this release is as of November 4, 2004. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Consolidated Balance Sheets, Statements of Operations and Statements of Cash Flows follow:

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Consolidated Balance Sheets
(Unaudited)

September 30, 2004 and December 31, 2003
(expressed in US dollars)

	September 30	December 31
	2004	2003

Assets
Current assets:
Cash and cash equivalents	$75,135,915	$4,211,964
Short-term investments	81,389,738	74,301,582
Cash and short-term investments - held as reserves	20,911,686	-
Accounts receivable, net of allowance for doubtful accounts
of $96,336 ($134,977 at December 31, 2003)	7,912,629	4,793,435
Service parts inventory	2,712,235	4,215,694
Income taxes receivable and refundable investment tax credits	654,900	922,130
Future income taxes	169,111	331,829
Prepaid expenses and deposits	1,949,241	795,931
Current assets related to discontinued operations	-	25,291,718

	190,835,455	114,864,283
Note receivable	1,629,167	-
Other receivable	3,122,613	-
Property and equipment	4,364,219	1,931,331
Goodwill and other intangible assets	73,178,367	10,517,416
Deferred compensation cost	2,084,754	-
Non-refundable investment tax credits	3,633,692	-
Future income taxes	3,699,920	2,278,016
Long-term assets related to discontinued operations	-	5,951,279

	$282,548,187	$135,542,325

Liabilities and Shareholders' Equity
Current liabilities:
Bank indebtedness	$11,023,697	$10,726,076
Customer reserves and security deposits	66,337,068	-
Accounts payable and accrued liabilities	19,854,546	5,569,250
Deferred revenue	3,516,653	1,302,146
Balance of sale on acquisition of NPS, including transaction costs of $114,368
	3,114,368	-
Current portion of obligations under capital leases	295,540	-
Future income taxes	133,806	133,806
Current liabilities related to discontinued operations	-	4,388,826

	104,275,678	22,120,104
Future income taxes	3,426,460	129,583
Deferred revenue	318,136	-
Obligations under capital leases	234,970	-
Shareholders' equity:
Share capital	183,747,864	122,102,244
Additional paid-in capital	9,067,489	5,282
Deficit	(17,037,939)	(7,330,417)
Cumulative translation adjustment	(1,484,471)	(1,484,471)

	174,292,943	113,292,638

	$282,548,187	$135,542,325

See accompanying notes to unaudited consolidated financial statements.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Consolidated Statements of Operations
(Unaudited)

Three and nine-month periods ended September 30, 2004 and 2003
(expressed in US dollars)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003

Revenues	$31,218,722	$2,212,246	$65,540,808	$6,409,025
Expenses:
Transaction processing and
service costs	17,698,006	1,564,152	39,070,416	4,368,157
Selling, general and administrative	8,351,190	2,377,579	22,682,310	6,983,706
Operating leases	1,128,515	200,314	2,982,819	521,238
Research and development	644,047	-	1,102,284	-

	27,821,758	4,142,045	65,837,829	11,873,101
Investment income	512,058	205,082	1,072,530	716,244

Earnings (loss) before undernoted items	3,909,022	(1,724,717)	775,509	(4,747,832)
Restructuring costs	-	-	1,324,648	108,900
Inventory write-downs	-	-	2,930,536	-

Stock-based compensation	1,898,163	-	3,831,876	-
Amortization of intangibles	953,284	39,321	1,794,778	117,962
Amortization of property and equipment	451,873	117,364	1,242,458	339,554
Foreign exchange	(62,824)	22,337	(124,374)	195,469

	3,240,496	179,022	10,999,922	761,885

Earnings (loss) from continuing operations
before income taxes	668,526	(1,903,739)	(10,224,413)	(5,509,717)
(Provision for) recovery of
income taxes	(536,644)	-	(516,927)	2,879,000

Earnings (loss) from continuing operations	131,882	(1,903,739)	(10,741,340)	(2,630,717)
Loss from discontinued operations
	-	(205,894)	(3,130,527)	(677,147)
Gain on disposal of net assets from
discontinued operations, net of
income taxes of $2,342,000	-	-	4,164,345	-

Net earnings (loss)	$131,882	$(2,109,633)	$(9,707,522)	$(3,307,864)

Weighted average number of shares:
Basic	22,199,002	14,936,235	19,639,118	14,936,235
Plus impact of stock options	-	831	337	419

Diluted	22,199,002	14,937,066	19,639,455	14,936,654

Earnings (loss) per share :
Continuing operations:
Basic	$0.01	$(0.13)	$(0.55)	$(0.18)
Diluted	0.01	(0.13)	(0.55)	(0.18)
Discontinued operations:
Basic	-	(0.01)	0.05	(0.04)
Diluted	-	(0.01)	0.05	(0.04)
Total:
Basic	0.01	(0.14)	(0.50)	(0.22)
Diluted	0.01	(0.14)	(0.50)	(0.22)

See accompanying notes to unaudited consolidated financial statements.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Consolidated Statements of Cash Flows
(Unaudited)

Three and nine-month periods ended September 30, 2004 and 2003
(expressed in US dollars)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003

Cash flows from operating activities:
Earnings (loss) from continuing
operations	$131,882	$(1,903,739)	$(10,741,340)	$(2,630,717)
Adjustments for:
Amortization	1,405,157	156,685	3,037,236	457,516
Stock-based compensation	1,898,163	-	3,831,876	-
Inventory write-downs	-	-	2,930,536	-
Future income taxes	451,591	-	405,874	(1,699,000)
Changes in operating assets and liabilities:
Accounts receivable	(1,505,200)	45,762	(404,363)	668,628
Service parts inventory	(612,324)	(105,999)	(639,791)	(237,125)
Income taxes and credits receivable	596,501	3,807,804	552,478	2,210,385
Prepaid expenses and deposits	(288,359)	200,130	(601,818)	(342,180)
Accounts payable and accrued
liabilities	1,976,023	32,173	2,141,091	(318,137)
Customer reserves and
security deposits	3,044,723	-	(6,921,842)	-
Deferred revenue	(323,009)	(1,579,827)	(392,693)	(1,477,459)

	6,775,148	652,989	(6,802,756)	(3,368,089)
Cash flows from investing activities:
Additions to property and equipment	(508,083)	(15,765)	(2,058,522)	(264,340)
Note and other receivable	(78,992)	-	68,473	-
Decrease in short-term investments	22,769,106	7,706,377	18,708,391	9,615,193
Proceeds from sale of business	(4,806,240)	-	30,193,760	-
Proceeds from disposal of EBS	-	-	3,974,495	-
Cash acquired on acquisition of
Terra	-	-	43,426,504	-
Acquisition of NPS, net of cash
acquired of $125,788	(11,891,747)	-	(11,891,747)	-
Acquisition of RBA	-	(5,882,268)	-	(5,882,268)
Acquisition of Systech	-	-	(3,464,556)	-
Acquisition costs	(10,828)	-	(1,388,656)	-

	5,473,216	1,808,344	77,568,142	3,468,585
Cash flows from financing activities:
Bank indebtedness	667,255	5,882,308	297,621	5,882,308
Proceeds from issuance of share capital	140,235	-	172,235	-
Repayment of obligations under
capital leases	(98,071)	630,839	(201,553)	630,839

	709,419	6,513,147	268,303	6,513,147

Increase in cash and cash equivalents,
during the period	12,957,783	8,974,480	71,033,689	6,613,643
Net (decrease) increase in cash from
discontinued operations	-	(3,347,595)	106,441	(6,242,714)
Effect of foreign exchange	(98,009)	-	(216,179)	-
Cash and cash equivalents, beginning of
period	62,276,141	4,359,392	4,211,964	9,615,348

Cash and cash equivalents, end of period	$75,135,915	$9,986,277	$75,135,915	$9,986,277

Supplemental cash flow disclosure See accompanying notes to unaudited consolidated financial statements.